UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850
Dallas, Texas 75201
(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2024, Beneficient (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, following the Resignations (as defined below) from the Company’s Board of Directors (the “Board”), the Company currently has a vacancy on the audit committee of the Board (the “Audit Committee”) and intends to rely on the cure period set forth in the Nasdaq Listing Rules while it recruits a new Audit Committee member.

On July 25, 2024, the Company received a notice from Nasdaq (the “Notice”) confirming that the Company is no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605, which requires that the audit committee of a listed company be comprised of at least three “independent directors” (as defined in Nasdaq Listing Rule 5605(a)(2)). Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company intends to rely on the cure period to reestablish compliance with Nasdaq Listing Rule 5605. The cure period is generally defined as until the earlier of the Company’s next annual meeting of stockholders or July 21, 2025. If the Company’s next annual meeting of stockholders is held before January 15, 2025, then the Company must evidence compliance no later than January 15, 2025. The Board is in the process of identifying and selecting a new member of the Board who qualifies as “independent” and meets the audit committee criteria set forth in Nasdaq Listing Rule 5605. The Board intends to comply fully with Nasdaq audit committee requirements by or before the end of the cure period described above. The Notice has no immediate effect on the listing or trading of the Company’s Class A common stock, par value $0.001 per share, on Nasdaq.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2024, Emily B. Hill delivered notice of resignation as a member of the Board and the Audit Committee effective September 30, 2024 (the “Hill Resignation”). Ms. Hill’s resignation from the Board is not a result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices, or any other matter. Also on July 19, 2024, Dennis P. Lockhart resigned as a member of the Board and the Audit Committee effective immediately (the “Lockhart Resignation” and together with the Hill Resignation, the “Resignations”). Mr. Lockhart’s resignation from the Board was not a result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

Ms. Hill and Mr. Lockhart are each remaining members of the Board of Managers of Beneficient Fiduciary Financial, L.L.C. (“BFF”), the Company’s Kansas trust company subsidiary, which operates as a Technology-Enabled Fiduciary Financial Institution. The Resignations are expected to enhance the governance of BFF by allowing for the Board and the Board of Managers of BFF to be composed of different individuals.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	July 25, 2024